Exhibit 99.1

Contact:

Jon W. Clark

Chief Financial Officer

(212) 297-1000

-Or-

Brittany A. Sanders

Investor Relations

(212) 297-1000

Gramercy Property Trust Inc. Reports Second Quarter 2015 Financial Results

Highlights

•	Generated Core FFO of $25.9 million or $0.45 per diluted common share for the second quarter of 2015.

•	Generated NAREIT defined funds from operations (“FFO”) of $22.4 million or $0.39 per diluted common share for the second quarter of 2015.

•	Generated adjusted funds from operations (“AFFO”) of $23.0 million or $0.40 per diluted common share for the second quarter of 2015.

•	Announced with Chambers Street Properties (NYSE:CSG) (“Chambers Street”) a definitive agreement to merge, with the combined company having an expected enterprise value of approximately $5.7 billion. The merger is expected to close in the fourth quarter of 2015.

•	In April 2015, raised $259.3 million of net proceeds through a public offering of 9,775,000 shares of common stock.

•	During the second quarter of 2015, acquired 16 properties in four separate transactions for a total purchase price of approximately $368.6 million (initial cap rate 6.6% and annualized straight-line cap rate 7.6%) with a weighted average lease term of 17.6 years. Includes the 10-asset Life Time Fitness Portfolio acquisition for approximately $300.5 million which closed on June 10, 2015.

•	In April 2015, Gramercy’s European Property Fund closed its first acquisition, the purchase and leaseback of a 430,000 square foot warehouse located in Neuwied, Germany and 100% leased to a leading German wholesaler of tires, wheels and rims. The property was acquired for approximately €21.0 million and partially funded with a new €12.0 million non-recourse first mortgage.

•	In May 2015, bifurcated the revolving loan portion of the unsecured credit facility into a $350.0 million U.S. dollar-denominated tranche and a $50.0 million foreign currency-denominated tranche. Subsequent to quarter end, exercised the accordion feature to expand the term loan portion of the facility from $200.0 million to $300.0 million and increased the revolver from $400.0 million to $500.0 million.

•	Subsequent to quarter end, acquired three additional properties for a total purchase price of approximately $100.4 million (7.1% initial cap rate; 7.9% annualized straight-line cap rate) with a weighted average lease term of 11.7 years.

1

Summary

NEW YORK, N.Y. – August 5, 2015 – Gramercy Property Trust Inc. (NYSE: GPT) today reported a net loss to common stockholders of $1.8 million, or $0.03 per fully diluted common share, for the three months ended June 30, 2015. For the quarter, the Company generated FFO of $22.4 million, or $0.39 per fully diluted common share. FFO and net loss to common stockholders includes merger costs relating to the Chambers Street merger as well as property acquisition costs aggregating $3.5 million, or $0.06 per diluted common share for the three months ended June 30, 2015. For the quarter, the Company generated Core FFO of $25.9 million, or $0.45 per fully diluted common share. The Company generated AFFO of $23.0 million, or $0.40 per fully diluted common share, during the second quarter of 2015. A reconciliation of FFO, Core FFO and AFFO to net income available to common stockholders is included on page 11 of the press release.

The Company declared a second quarter 2015 dividend of $0.22 per common share, an increase of 10% over the prior quarter’s dividend. The common stock dividend was paid on July 15, 2015 to holders of record as of June 30, 2015.

For the second quarter of 2015, the Company recognized total revenues of approximately $54.1 million, an increase of 13.0% over total revenues of $47.9 million reported in the prior quarter.

Merger with Chambers Street

On July 1, 2015, the Company announced with Chambers Street a definitive agreement to merge, with the combined company having an expected enterprise value of approximately $5.7 billion. Under the terms of the agreement, the Company’s shareholders will receive 3.1898 shares of Chambers Street common stock for each share of the Company’s common stock they own. Upon closing, Chambers Street’s shareholders will own approximately 56% and the Company’s shareholders will own approximately 44% of the combined company. The merged company will be renamed Gramercy Property Trust and trade on the New York Stock Exchange under the ticker symbol “GPT.” The stock-for-stock transaction is expected to be tax-free to shareholders. The merger is expected to close in the fourth quarter of 2015.

This combination brings together two complementary portfolios focused on industrial and office real estate, comprising 288 properties and approximately 52 million square feet in major markets throughout the U.S. and Europe. The combined company is expected to have larger size and scale, broader tenant diversification, increased financial flexibility, and a more efficient operating platform to drive growth.

Following the close of the transaction, the combined company also intends to pursue the disposition of certain suburban office properties in order to reduce the level of these holdings to approximately 25% of its total portfolio over the long term. In addition, the combined company expects to continue to be an active acquirer of single-tenant net leases and properties.

2

Common Stock Offering

On April 14, 2015, the Company completed an underwritten public offering of 9,775,000 shares of its common stock, which includes the exercise in full by the underwriters of their option to purchase 1,275,000 additional shares of common stock. The shares of common stock were issued at a public offering price of $27.75 per share and the net proceeds from the offering were approximately $259.3 million. The Company used the net proceeds from the offering to repay outstanding borrowings under its revolving credit facility, which is generally used to fund real estate acquisitions.

Property Acquisitions & Sales

In the second quarter of 2015, the Company acquired 16 properties in four separate transactions for a total purchase price of approximately $368.6 million (6.6% initial cap rate; 7.6% annualized straight-line cap rate) with a weighted average lease term of approximately 17.6 years. These acquisitions included a sale leaseback transaction with Life Time Fitness for a portfolio of 10 single-tenant net lease assets (“Life Time Fitness Portfolio”) totaling approximately 1.3 million square feet for an aggregate purchase price of approximately $300.5 million.

Subsequent to quarter end, the Company acquired three additional properties for a total purchase price of approximately $100.4 million (7.1% initial cap rate; 7.9% annualized straight-line cap rate) with a weighted average lease term of approximately 11.7 years and assumed existing secured debt totaling approximately $12.8 million with a remaining term of 3.4 years until maturity. The properties consist of an 106,631 square foot cold storage facility located in Vernon, California (Los Angeles MSA) which is 100% leased to a producer of frozen desserts through June 2030; a 255,336 square foot headquarters warehouse located in Philadelphia, Pennsylvania leased to a distributor of packaging, paper, equipment and janitorial supplies through April 2026; and a 585,225 square foot bulk warehouse located in Fridley, Minnesota (Minneapolis MSA) leased to a global defense, security and aerospace company through October 2025.

3

The Company’s year-to-date 2015 Property acquisitions are summarized in the chart below:

(Dollar amount in thousands)
				Purchase		Cash	S/L
Location	MSA	Property Type	Square Feet	Price	Occupancy	NOI	NOI
Industrial Portfolio
Oswego, IL	Chicago	Manufacturing	74,960	$4,650	100%	$394	$418
Denver, CO [1]	Denver	Warehouse	84,973	7,118	100%	587	587
Houston, TX [1,2]	Houston	HQ / Flex Industrial	465,475	45,050	100%	3,893	3,893
Dixon, IL [1]	Greater Chicago	Bulk Warehouse	575,448	23,263	100%	1,714	1,939
Richfield, OH [1]	Cleveland	Warehouse	229,972	21,764	100%	1,815	1,721
Kent, WA	Seattle	HQ / Flex Industrial	214,970	18,500	100%	1,113	1,179
San Jose, CA	San Francisco	HQ / Flex Industrial	207,006	44,000	100%	2,785	3,038
Milwaukee, Oak Creek, Sussex, WI [3]	Milwaukee	Warehouse	452,752	19,750	100%	1,704	1,745
Cinnaminson, NJ	Philadelphia	Bulk Warehouse	465,000	27,060	100%	1,651	1,800
St. Louis, MO	St. Louis	Manufacturing	211,000	10,610	100%	833	844
Orlando, FL	Orlando	Warehouse	92,616	8,160	100%	831	881
Orlando, FL	Orlando	Warehouse	141,668	7,740	100%	547	590
Aubun, WA	Seattle	Manufacturing	109,585	13,000	100%	828	899
San Bernardino, CA	Inland Empire	Manufacturing	69,452	11,086	100%	720	817
Fairfield, CA	San Francisco	HQ / Flex Industrial	59,000	4,000	100%	300	300
Obetz, OH	Columbus	Bulk Warehouse	478,053	24,100	100%	1,664	1,768

Data Centers
El Segundo, CA [1]	Los Angeles	Data Center	106,885	$59,122	100%	$3,753	$4,261
Richardson, TX [1]	Dallas	Data Center	121,068	16,072	100%	1,143	987

Office/Banking Center Portfolio
Burbank, CA	Los Angeles	Flex Office	95,000	$22,200	100%	$1,539	$1,774
Irving, TX [1]	Dallas	Office	293,890	64,051	100%	5,130	5,810
Plantation, FL [1,4]	Miami / Ft. Lauderdale	Office	239,616	52,025	100%	3,966	4,149
Parsippany, NJ [1]	New York/New Jersey	Office	212,535	37,586	100%	3,439	3,439
Newbury Park, CA [1]	Los Angeles	Office	106,560	18,426	100%	1,381	1,583
Commerce, CA [1]	Los Angeles	Office	108,000	25,479	100%	2,267	2,267
Redondo Beach, CA [1]	Los Angeles	Office	124,400	28,680	100%	2,385	2,505
Charlotte, NC	Charlotte	Flex Office	113,600	18,200	100%	1,224	1,361

Specialty Industrial Portfolio
Milford, CT	New Haven	Truck Terminal	24,700	$6,400	100%	$463	$456

Specialty Retail Portfolio
Summerlin, NV	Las Vegas	Fitness Center	143,286	$45,500	100%	$2,958	$3,431
Colorado Spring, CO	Colorado Springs	Fitness Center	179,175	36,000	100%	2,340	2,715
Centennial, CO	Denver	Fitness Center	129,182	32,000	100%	2,080	2,413
Reston, VA	Baltimore/Washington	Fitness Center	114,441	33,000	100%	2,145	2,489
Canton, MI	Detroit	Fitness Center	105,010	26,000	100%	1,690	1,961
Deerfield Township, OH	Cincinnati	Fitness Center	127,040	24,800	100%	1,612	1,870
Eden Prairie, MN	Minneapolis	Fitness Center	176,704	23,200	100%	1,508	1,750
Collierville, TN	Memphis	Fitness Center	112,110	27,500	100%	1,788	2,074
Bixby, OK	Tulsa	Fitness Center	114,441	25,500	100%	1,658	1,923
Mansfield, TX	Dallas	Fitness Center	129,155	27,000	100%	1,755	2,036

			6,808,728	$938,592	100%	$67,603	$73,673
Closed Since Quarter End
Fridley, MN	Minneapolis	Manufacturing	585,225	$46,800	100%	$3,401	$3,716
Philadelphia, PA	Philadelphia	Bulk Warehouse	255,336	26,100	100%	1,907	2,080
Vernon, CA	Los Angeles	Cold Storage	106,631	27,500	100%	1,791	2,003

			947,192	$100,400	100%	$7,099	$7,799

(1)	Denotes assets in the Dividend Capital portfolio acquisition.
(2)	Portfolio includes four separate properties.
(3)	Portfolio includes three separate properties.
(4)	Portfolio includes two separate properties.

During the second quarter of 2015, in three separate transactions, the Company disposed of three non-strategic assets acquired as a part of the Bank of America Portfolio. The assets were 100% leased at time of sale. The three assets totaled 85,866 square feet and were sold for aggregate proceeds of approximately $8.6 million.

4

Gramercy European Property Fund

For the second quarter of 2015, the Company contributed $2.0 million to the Gramercy European Property Fund (“the Fund”). In April 2015, the Fund closed its first acquisition, the purchase and sale leaseback of an approximately 430,000 square foot industrial warehouse located in Neuwied, Germany. The property is 100% leased to a leading German wholesaler of tires, rims and wheels. The property was acquired for approximately €21.0 million. In addition, the Fund secured a €12.0 million non-recourse senior mortgage financing. The Company funded its prorata share of the acquisition of $1.6 million in April 2015. The Fund did not contribute a significant amount to the Company’s earnings in the second quarter of 2015.

Gramercy Asset Management

The Company’s asset and property management business, which operates under the name Gramercy Asset Management, currently manages for third parties approximately $800.0 million of commercial properties throughout the United States and Europe.

In the second quarter 2015, Gramercy Asset Management recognized fee revenues of $4.2 million in property management, asset management, incentive, and administrative fees, as compared to $8.2 million at the end of the prior quarter. The decrease in fees is primarily attributable to additional incentive and disposition fees recognized in the first quarter of 2015 on properties sold in the managed portfolio. The Gramercy Asset Management business generates most of its fee revenues from an asset management agreement with KBS.

Corporate

As of June 30, 2015, the Company maintained approximately $93.6 million of liquidity at quarter end, as compared to approximately $188.7 million of liquidity reported the prior quarter. Liquidity includes $43.6 million of unrestricted cash as compared to approximately $23.7 million reported at the end of the prior quarter. As of June 30, 2015, there were borrowings of $200.0 million outstanding under the term loan (“Term Loan”) and $350.0 million outstanding under the unsecured credit facility (“Credit Facility”).

In May 2015, the Company amended the Credit Facility to bifurcate the revolving loan portion into a $350.0 million U.S. dollar-denominated tranche and a $50.0 million foreign currency-denominated tranche. Subsequent to quarter end, the Company exercised the accordion feature to expand the Term Loan from $200.0 million to $300.0 million and increased the Credit Facility from $400.0 million to $500.0 million.

Management, general and administrative (“MG&A”) expenses were $4.8 million for the quarter ended June 30, 2015, approximately the same as the prior quarter. The Company’s MG&A expenses were related to the following business lines:

(Dollar amount in thousands)	Three Months Ended
	June 30,	March 31,
	2015	2015
Corporate / Investments	$4,642	$4,596
Asset Management	136	177
Total	$4,778	$4,773

5

MG&A expenses includes non-cash stock compensation costs of approximately $727 thousand for the three months ended June 30, 2015.

Dividends

The Board of Directors authorized and the Company declared a dividend of $0.22 per common share for the second quarter of 2015, a 10% increase over the prior quarter. The second quarter dividend was paid on July 15, 2015 to holders of record as of June 30, 2015.

The Board of Directors also authorized and the Company declared the Series B preferred stock quarterly dividend for the period of $0.44531 per share. The preferred stock dividend was paid on June 30, 2015 to holders of record as of June 19, 2015.

Company Profile

Gramercy Property Trust Inc. is a leading global investor and asset manager of commercial real estate. The Company specializes in acquiring and managing single-tenant, net-leased industrial and office properties purchased through sale leaseback transactions or directly from property developers and owners. The Company focuses on income producing properties leased to high quality tenants in major markets in the United States and Europe. The Company is organized as a Real Estate Investment Trust.

To review the Company’s latest news releases and other corporate documents, please visit the Company's website at www.gptreit.com or contact Investor Relations at (212) 297-1000.

6

Conference Call

The Company's executive management team will host a conference call and audio webcast on Wednesday, August 5, 2015 at 2:00 PM EDT to discuss second quarter 2015 financial results. Presentation materials will be posted prior to the call on the Company’s website, www.gptreit.com.

Interested parties may access the live call by dialing (877) 264-6786 or for international participants (412) 542-4146, using confirmation code “Gramercy Property Trust GPT Call.” Additionally, the live call will be webcast in listen-only mode on Gramercy’s website at www.gptreit.com in the Investor Relations section.

A replay of the call will be available from Wednesday, August 5, 2015 at 4:00 PM EDT through midnight, August 19, 2015 by dialing (877) 344-7529 or for international participants (412) 317-0088, using pass code 10069969.

7

Selected Financial Data:

Gramercy Property Trust Inc.

Condensed Consolidated Balance Sheets

(Unaudited, dollar amounts in thousands, except per share data)

	June 30, 2015	December 31, 2014
Assets:
Real estate investments, at cost:
Land	$418,161	$239,503
Building and improvements	1,600,471	828,117
Less: accumulated depreciation	(51,773)	(27,598)
Total real estate investments, net	1,966,859	1,040,022
Cash and cash equivalents	43,595	200,069
Restricted cash	8,502	1,244
Joint ventures and equity investments	2,552	-
Assets held for sale, net	18,011	-
Servicing advances receivable	1,505	1,485
Retained CDO bonds	10,705	4,293
Tenant and other receivables, net	22,206	15,398
Acquired lease assets, net of accumulated amortization of $34,561 and $15,168	328,719	200,231
Deferred costs, net of accumulated amortization of $3,369 and $1,908	13,016	10,355
Goodwill	3,805	3,840
Other assets	18,351	23,063
Total assets	$2,437,826	$1,500,000

Liabilities and Equity:
Liabilities:
Exchangeable senior notes, net	$108,605	$107,836
Senior unsecured term loan	200,000	200,000
Unsecured credit facility	350,000	-
Mortgage notes payable	308,543	161,642
Total long term debt	967,148	469,478
Accounts payable and accrued expenses	17,056	18,806
Dividends payable	12,924	9,579
Accrued interest payable	3,414	2,357
Deferred revenue	16,036	11,592
Below-market lease liabilities, net of accumulated amortization of $11,662 and $3,961	227,755	53,826
Derivative instruments, at fair value	3,853	3,189
Other liabilities	7,581	8,263
Total liabilities	1,255,767	577,090
Commitments and contingencies	-	-
Noncontrolling interest in the Operating Partnership	11,277	16,129

Equity:
Common stock, par value $0.001, 200,000,000 and 220,000,000 shares authorized, and 57,396,418 and 46,736,392 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively.	57	47
Series B cumulative redeemable preferred stock, par value $0.001, liquidation preference $87,500, 3,500,000 shares authorized, issued and outstanding at June 30, 2015 and December 31, 2014.	84,394	84,394
Additional paid-in-capital	2,053,265	1,768,977
Accumulated other comprehensive income (loss)	1,445	(3,703)
Accumulated deficit	(968,516)	(942,934)
Total stockholders’ equity	1,170,645	906,781
Noncontrolling interest in other partnerships	137	-
Total equity	1,170,782	906,781
Total liabilities and equity	$2,437,826	$1,500,000

8

Gramercy Property Trust Inc.

Condensed Consolidated Statements of Operations

(Unaudited, dollar amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues
Rental revenue	$39,565	$10,276	$70,755	$17,770
Management fees	4,232	7,054	12,418	14,019
Operating expense reimbursements	9,738	2,697	17,876	3,378
Investment income	525	525	763	901
Other income	87	76	270	144
Total revenues	54,147	20,628	102,082	36,212
Expenses
Property operating expenses:
Property management expenses	4,611	4,981	9,777	10,225
Property operating expenses	9,572	2,858	17,955	3,680
Total property operating expenses	14,183	7,839	27,732	13,905
Depreciation and amortization	24,716	6,760	43,414	10,145
Interest expense	7,728	3,791	13,998	6,136
Realized loss on derivative instruments	-	3,415	-	3,300
Management, general and administrative	4,778	4,497	9,551	8,839
Acquisition and merger related expenses	3,455	1,688	6,961	1,923
Total expenses	54,860	27,990	101,656	44,248
Income (loss) from continuing operations before equity in net income from joint ventures and equity investments, gain on remeasurement of previously held joint venture, loss on extinguishment of debt, net gains on disposals, and provision for taxes	(713)	(7,362)	426	(8,036)
Equity in net income of joint ventures and equity investments	123	1,125	122	1,753
Income (loss) from continuing operations before gain on remeasurement of previously held joint venture, loss on extinguishment of debt, net gains on disposals, provision for taxes, and discontinued operations	(590)	(6,237)	548	(6,283)
Gain on remeasurement of previously held joint venture	-	72,345	-	72,345
Loss on extinguishment of debt	-	(1,925)	-	(1,925)
Net gains on disposals	201	-	201	-
Provision for taxes	(17)	(437)	(1,131)	(806)
Income (loss) from continuing operations	(406)	63,746	(382)	63,331
Income (loss) from discontinued operations	120	(395)	58	(481)
Net income (loss)	(286)	63,351	(324)	62,850
Net loss attributable to noncontrolling interest	21	-	63	-
Net income (loss) attributable to Gramercy Property Trust Inc.	(265)	63,351	(261)	62,850
Preferred stock dividends	(1,558)	(1,791)	(3,117)	(3,581)
Net income (loss) available to common stockholders	$(1,823)	$61,560	$(3,378)	$59,269
Basic earnings per share:
Net income (loss) from continuing operations, after preferred dividends	$(0.03)	$2.67	$(0.07)	$2.91
Net income (loss) from discontinued operations	-	(0.02)	-	(0.02)
Net income (loss) available to common stockholders	$(0.03)	$2.65	$(0.07)	$2.89
Diluted earnings per share:
Net income (loss) from continuing operations, after preferred dividends	$(0.03)	$2.61	$(0.07)	$2.83
Net income (loss) from discontinued operations	-	(0.02)	-	(0.02)
Net income (loss) available to common stockholders	$(0.03)	$2.59	$(0.07)	$2.81
Basic weighted average common shares outstanding	55,612,741	23,188,500	51,204,638	20,529,075
Diluted weighted average common shares and common share equivalents outstanding	55,612,741	23,771,868	51,204,638	21,112,594

9

Gramercy Property Trust Inc.
Earnings per Share
(Amounts in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Numerator - Income (loss):
Net income (loss) from continuing operations	$(406)	$63,746	$(382)	$63,331
Net income (loss) from discontinued operations	120	(395)	58	(481)
Net income (loss)	(286)	63,351	(324)	62,850
Net loss attributable to noncontrolling interest	21	-	63	-
Preferred stock dividends	(1,558)	(1,791)	(3,117)	(3,581)
Net income (loss) available to common stockholders	$(1,823)	$61,560	$(3,378)	$59,269
Denominator-Weighted average shares:
Weighted average basic shares outstanding	55,612,741	23,188,500	51,204,638	20,529,075
Effect of dilutive securities:
Unvested share based payment awards	-	425,708	-	425,708
Options	-	15,983	-	16,134
Phantom stock units	-	141,677	-	141,677
OP Units	-	-	-	-
Exchangeable Senior Notes	-	-	-	-
Diluted Shares	55,612,741	23,771,868	51,204,638	21,112,594

10

Gramercy Property Trust Inc.
Reconciliation of Non-GAAP Financial Measures
(Amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income (loss) available to common shareholders	$(1,823)	$61,560	$(3,378)	$59,269
Add:
Depreciation and amortization	24,716	6,760	43,414	10,145
FFO adjustments for unconsolidated joint ventures	121	1,661	199	3,952
Net loss attributed to noncontrolling interest	(21)	-	(63)	-
Income (loss) from discontinued operations	(120)	395	(58)	481
Less:
Non real estate depreciation and amortization	(223)	(220)	(439)	(376)
Gain on remeasurement of previously held joint venture	-	(72,345)	-	(72,345)
Net gain from disposals	(201)	-	(201)	-
Funds from operations available to Gramercy Property Trust Inc.	$22,449	$(2,189)	$39,474	$1,126
Add:
Acquisition costs	1,102	1,688	4,608	1,923
Merger related costs	2,353	-	2,353	-
Loss on extinguishment of debt	-	1,925	-	1,925
Loss (gain) on derivative instruments	-	3,415	-	3,300
European Fund setup costs	-	-	221	-
Core funds from operations, before discontinued operations	$25,904	$4,839	$46,656	$8,274
Add:
Non-cash stock-based compensation expense	849	516	1,683	1,042
Amortization of market lease assets	1,063	360	1,933	599
Amortization of deferred financing costs and non-cash interest	291	925	866	1,278
Amortization of lease inducement costs	52	44	96	88
Return on construction advances	-	173	-	358
Non-real estate depreciation and amortization	223	220	439	376
Amortization of free rent received at property acquisition	1,146	223	1,725	223

Less:
AFFO adjustments for joint ventures	(1)	(321)	(2)	(773)
Straight-lined rent	(3,312)	(916)	(5,484)	(1,732)
Amortization of market lease liabilities	(3,178)	(514)	(8,000)	(674)

Adjusted Funds from Operations	$23,037	$5,549	$39,912	$9,059
Funds from operations per share - basic	$0.40	$(0.10)	$0.76	$0.05
Funds from operations per share - diluted	$0.39	$(0.10)	$0.74	$0.05
Core funds from operations per share - basic	$0.46	$0.21	$0.90	$0.40
Core funds from operations per share - diluted	$0.45	$0.20	$0.88	$0.39
Adjusted funds from operations per share - basic	$0.41	$0.24	$0.77	$0.44
Adjusted funds from operations per share - diluted	$0.40	$0.23	$0.75	$0.43

11

Gramercy Property Trust Inc.

Reconciliation of Non-GAAP Financial Measure - continued

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Basic weighted average common shares outstanding - EPS	55,612,741	23,188,500	51,204,638	20,529,075
LTIPs - unvested & earned	94,523	-	94,523	-
Weighted average non-vested share based payment awards	170,634	-	166,939	-
Weighted average op units	485,374	-	509,247	-
Weighted average common shares and units outstanding	56,363,272	23,188,500	51,975,347	20,529,075

Diluted weighted average common shares and common share equivalents outstanding - EPS[1]	55,612,741	23,771,454	51,204,638	21,112,594
Weighted average non-vested share based payment awards	692,806	-	689,111	-
Weighted average stock options	15,064	-	15,381	-
Phantom stock units	154,594	-	154,594	-
Dilution effect of exchangeable senior notes	347,297		446,765	-
Weighted average partnership units held by noncontrolling interest	485,374	-	509,247	-
Diluted weighted average common shares and units outstanding	57,307,876	23,771,454	53,019,736	21,112,594

(1) For the three and six months ended June 30, 2015, the diluted weighted average calculation, which is the denominator in diluted earnings per share excludes potentially dilutive securities because they would have been anti-dilutive during those periods.  The denominator for diluted earnings per share, Core FFO per diluted share and AFFO per diluted share for the three and six months ended June 30, 2014 are the same.  However, FFO per diluted share for the three months ended June 30, 2014 does not include potentially dilutive securities, while FFO per diluted share for the six months ended June 30, 2014, includes potentially dilutive securities.

Disclaimers

Non-GAAP Financial Measures

The Company has used non-GAAP financial measures as defined by SEC Regulation G in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 11 of this release.

Fund from operations (“FFO”): The revised White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment write-downs of investments in depreciable real estate and investments in in-substance real estate investments, gains or losses from debt restructurings and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to non-controlling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures.

Core FFO and adjusted funds from operations (“AFFO”): Core FFO and AFFO are presented excluding property acquisition costs, other-than-temporary impairments on retained bonds and other one-time charges. AFFO of the Company also excludes non-cash stock-based compensation expense, amortization of above and below market leases, amortization of deferred financing costs, amortization of lease inducement costs, non-real estate depreciation and amortization, amortization of free rent received at property acquisition and straight-line rent. The Company believes that Core FFO and AFFO are useful supplemental measures regarding the Company’s operating performances as they provide a more meaningful and consistent comparison of the Company’s operating performance and allows investors to more easily compare the Company’s operating results.

FFO, Core FFO and AFFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance, or to cash flow from operating activities as a measure of our liquidity, nor is it entirely indicative of funds available to fund our cash needs, including our ability to make cash distributions. Our calculation of FFO may be different from the calculation used by other companies and, therefore, comparability may be limited.

Forward-looking Information

This press release contains forward-looking information based upon the Company's current best judgment and expectations. Actual results could vary from those presented herein. The risks and uncertainties associated with forward-looking information in this release include, but are not limited to, factors that are beyond the Company's control, including the factors listed in the Company's Annual Report on Form 10-K, in the Company's Quarterly Reports on Form 10-Q and in the Company's Current Reports on Form 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For further information, please refer to the Company's filings with the Securities and Exchange Commission.

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